Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Upstream Bio, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 11, 2026	By:	/s/ E. Rand Sutherland
E. Rand Sutherland, M.D.
Chief Executive Officer (Principal Executive Officer)

Date: August 11, 2026	By:	/s/ Michael Paul Gray
Michael Paul Gray, M.B.A.
Chief Financial and Operating Officer (Principal Financial Officer and Principal Accounting Officer)